CONSENT


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Nonemployee Directors' Stock Option Plan of Matrix Service Company of our report dated August 18, 1995, with respect to the consolidated financial statements of Matrix Service Company included in its Annual Report (Form 10-K) for the year ended May 31, 1995, filed with the Securities and Exchange Commission.



                                              ERNST & YOUNG LLP

Tulsa, Oklahoma
April 23, 1996